Exhibit 23.1

CONSENT OF INDEPENDENT VALUATION FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-134623, 333-134559, 333-120678, 333-119371, 333-109734, 333-103660, 333-108023, 333-75862, 333-64943, 333-32186, 333-123152, 333-54142, 333-96365 and 333-90137) and Form S-8 (Nos. 333-14845, 333-148454, 333-136937, 333-118065, 333-106388, 333-101908, 333-99739, 333-65385, 333-65383, 333-60168, 333-60152, 333-54140, 333-49522, 333-32178, 333-25707, 333-124210, 333-126225 and 333-132248) of Cubist Pharmaceuticals, Inc. of our report dated as of September 30, 2008 relating to the valuation of financial securities which appears in this Form 10-Q.

/s/ Houlihan Smith & Company Inc.
Houlihan Smith & Company Inc.
Chicago, Illinois
November 10, 2008